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                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                         Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported)     NOVEMBER 13, 1997
                                               --------------------------------

                   INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION
--------------------------------------------------------------------------------
                (Exact name of Registrant as specified in its Charter)


                                       DELAWARE
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                    (State of other jurisdiction of incorporation)


0-16753                                     58-1722085
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Commission File No.                              I.R.S. Employer Identification



130 CEDAR STREET, NEW YORK, NY              10006
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Address of principal                        Zip Code
executive offices


(212) 306-6100
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Registrant's telephone number,
including area code




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5.  OTHER EVENTS

    The Registrant (the "Company") on November 13, 1997 entered into an accounts receivable financing agreement with MTB Bank ("Bank") wherein the Company obtained a $1, 500,000 accounts receivable and equipment financing credit line from the bank. The company pledged its accounts receivable and all other assets to the Bank as collateral security as a part of the Bank credit financing arrangement. The credit agreement provides for the company to pay to the Bank two percent (2%) over the prime interest rate in addition to Bank loan fees in the sum of approximately $25,000. The Bank also received 25,000 stock options with cost-free registration rights to purchase 25,000 shares of common stock at $1.8125 per share for a period of three years.

    Annexed hereto and made a part hereof and marked Exhibit "1" is a copy of the credit agreement with the Bank.


    The Company issued a press report with respect to the financing transaction. Annexed hereto and made a part hereof and marked Exhibit "2" is a copy of the press report issued by the Company.

                                       EXHIBITS

    Annexed hereto and marked exhibit I is a copy of the Credit Agreement with MTB Bank. Annexed hereto and marked Exhibit II is a copy of the Press Release dated November 12th, 1997.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   New York, New York
         December 1, 1997


                             INFORMATION MANAGEMENT
                             TECHNOLOGIES CORPORATION
                             ------------------------
                             (Registrant)


                             ------------------------
                             JOSEPH GITTO
                             President